                                                                    Exhibit 10.8


                      MANUFACTURING REQUIREMENTS AGREEMENT

       This Agreement is made and entered into in Warminster, Pennsylvania, this 28th day of January, 1993 by and between Adelaide Holdings, Inc., a Nevada Corporation with offices located at 11098 Biscayne Boulevard, Miami, Florida 33161 (hereinafter "Adelaide") and Premier Design, Ltd., a Pennsylvania Corporation with offices located at 100 Park Avenue, Warminster, Pennsylvania 18974 (hereinafter "Premier").

       WHEREAS, Premier is the designer and manufacturer of proprietary products through its manufacturing affiliate; and

       WHEREAS, Adelaide holds a U.S. Patent to a certain food vending machine dispensing hot french fried potatoes (hereinafter "AVM-93 machine"), which it desires to market in quantities to its affiliates and distributors; and

       WHEREAS, Adelaide has need for refining its machine and arranging for a manufacturing requirements supplier for its machine; and

       WHEREAS, Premier has the abilities to refine and manufacture for Adelaide its machine at a reasonable cost and in required quantities; and

       WHEREAS, Premier is willing to accept an exclusive Requirements Manufacturing Agreement to refine, revise and manufacture a marketable machine at a reasonable cost according to terms and conditions hereinafter described.

       NOW THEREFORE, with the foregoing incorporated herein, the parties intending to be legally bound hereby as follows:

                    AWARD OF CONTRACT AND PATENT PROTECTION

       1. Adelaide hereby awards to Premier the exclusive requirements manufacturing rights to its patented vending machine and to all revisions thereto up to Premier's ability to provide machines. Adelaide will provide to Premier details of its Patent. The Patent will remain the property of Adelaide. Premier will protect Adelaide from Patent disclosure, except as may be necessary to accomplish its manufacturing responsibilities.

                              COST OF DEVELOPMENT

       2.     Adelaide and Premier will share the initial cost of development
(ICD) as to the first $150,000.00 of development costs. Adelaide will advance payment of $75,000.00 to Premier promptly.

       Excess development costs, if any, over $150,000.00 will be reimbursed to Premier by payment at the rate of $500.00 per machine up to the first 200 production machines or $100,000.00 whichever is less. Development costs as itemized by Premier, will include all design, engineering and initial manufacturing costs projected over the initial 500 production machines, or over a lesser number, as may be determined by Premier.

                      MACHINE PRICING AND TIME OF DELIVERY

       3. (A) The first 500 production machines will be priced per machine at a cost to Adelaide not to exceed $7,000.00 plus $500.00 reimbursement of excess development costs, if any, up to 200 machines or $100,000.00 whichever is less.

       As revisions occur and standards in the manufacturing process achieved, Premier will reduce the cost of machines and if possible before the first 500 production machines are completed. Premier will, from time to time, keep Adelaide informed as to all progress and costs.

       After the development phase (500 initial production machines or less) Premier shall be paid per machine its manufacturing cost plus twenty (20%) percent overhead/profit.

       (B) Time is considered to be of the essence of this Agreement. Premier will exercise its best efforts to deliver a prototype machine not later than April 15, 1993 and to deliver initial production machines not later than June 15, 1993. It is understood however that Premier may require up to an additional sixty (60) days thereafter for delivery of initial production machines, which later delivery if required, will not be considered late. Delays occasioned by applications for certifications (para. 10 (B)) shall not be counted in the times for delivery.

                     DEVELOPMENT, MANUFACTURING PROCEDURES

       4. Premier will have the exclusive right to develop, design, revise and standardize manufacturing procedures as to all components and sheet metal to be incorporated into the machine and will have proprietary rights to its work. Adelaide will style and approve all language and logo identifications, colors, decals and labels, collectively referred to as "appearance features".

       5. All development, design and manufacturing features and processes shall remain the proprietary property of Premier and shall not be disclosed other than as may be necessary. Any patentable concepts arising from its development, design and manufacturing efforts shall at the option of Adelaide be patented jointly in the names of Adelaide and Premier with the understanding that so long as this Agreement exists, no royalties shall inure to either party from the use of these patented features. In the event of termination of this Agreement, Premier shall be entitled to reasonable compensation for use of its patented processes.


       6. The exclusive manufacturing right shall include the right to sub-contract for the manufacturing of components and/or for assembly work. If and when Premier considers it necessary to establish regional facilities to perform component manufacture or assembly work, it shall arrange for the same after consultation with Adelaide. Regardless of sub-contracting, the machine cost shall remain at manufacturing cost plus twenty (20%) percent overhead/profit, in conformity with paragraph 3 hereof.

       7. In addition to development, design and manufacture of the machine, Premier will provide after-market components and service parts and will make available to Adelaide and its distributors an available parts/price list for parts. Premier will maintain a ready inventory of parts to reasonably accommodate the need of Adelaide and its distributors. An operating-service manual shall be developed jointly by Premier and Adelaide for use with the machine and Adelaide shall provide at its cost a technical representative to become familiar with the operating and service features of the machine so as to be available to Adelaide, its distributors and machine operators.

                      PROCEDURES FOR THE SALE OF MACHINES

       8. Premier will sell and deliver working machines to Adelaide or its designated distributors in response to written purchase orders containing delivery destination designations. Terms to be FOB Warminster, PA with one-third (1/3) of price be paid with the order and the balance (including freight costs) paid five (5) days prior to announced delivery to the common carrier.

       9. Prices for the manufactured unit and after market parts may from time to time change upon sixty (60) days prior to written announcement to Adelaide and its authorized distributors.

                           INDEMNITY - CERTIFICATIONS

       10. (A) Upon acceptance of the machine for sale by Adelaide or by its authorized distributors, Premier shall be relieved of all liablility, direct or collarteral which is not shown to have been caused by the design or manufacturing of Premier. Adelaide shall hold Premier and its affiliates harmless from all manner of demand, claim, suit or judgment including reasonable attorney's fees and costs. Premier shall be required to give prompt notice to Adelaide if it seeks indemnification under this paragraph.

       (B) Adelaide, at its cost, will be responsible for filing applications and obtaining the required approvals and certifications prior to public use of the machine or from time to time thereafter as may be reasonably required. Premier will cooperate with Adelaide in obtaining approvals from:

1)     Underwriters Laboratory's electrical certification (UL);

2) Qualification to the standards of the National Automated Merchandising Association (NAMA); and 3) All other federal, state or local governmental agencies having concern with a food vending machine. Premier will use its best efforts to build machines in compliance with the standards of Underwriters Laboratory and the National Automated Merchandising Association.

                                 MISCELLANEOUS

       11. This Agreement may not be terminated by either party so long as Premier provides the machines as required by Adelaide, its successors as assigns.


       12. Any unresolved dispute shall be resolved by Commercial Arbitration in accordance with the then applicable rules of the American Arbitration Association. In the event a hearing is required, the same shall be conducted in Philadelphia, PA. This Agreement shall be interpreted in accordance with Pennsylvania law. The Arbitration shall, if appropriate, award reasonable attorney's fees and costs to the prevailing party as part of its Decision/Award.

       13. Adelaide represents that its present Patent is valid, held unassigned and is not subject to known claims of infringement.

       14. Adelaide shall provide to Premier a right of first refusal to participate in the development and manufacture of any subsequent product developed by Adelaide arising from the relationship established in this Agreement.

       15. This Requirements Manufacturing Agreement sets forth all of the agreements, terms and conditions, covenants, representations and understandings between the parties with respect to the subject matter herein. No assignment, subsequent amendment, modification or waiver of any of the provisions shall be effective unless in writing signed by the parties hereto.

       16. Notices, if required under this Agreement shall be given in writing by certified mail, return receipt requested as follows:

              TO:  ADELAIDE HOLDINGS, INC.
                   11098 Biscayne Boulevard
                   Suite 403
                   Miami,  FL  33161
                   ATTENTION:   Mr. Gary J. Arzt, President

                   WITH COPY TO:

                   Myles Tralins, Esquire
                   TRALINS AND ASSOCIATES
                   2 South Biscayne Boulevard
                   Suite 3310
                   Miami, FL 33131

             TO:   PREMIER DESIGN, LTD.
                   100 park Avenue
                   Warminster, PA 18974
                   ATTENTION:  Mr. Harry W. Schmidt, President

                   WITH COPY TO:

                   Robert A. Rosin, Esquire
                   ROBERT A. ROSIN, PROFESSIONAL CORPORATION
                   Packard Building - 24th Floor
                   111 So. 15th Street
                   Philadelphia, PA 19102

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in two (2) originals by their duly authorized officers on the day and year first above written.

WITNESS:                                    ADELAIDE HOLDINGS, INC.


/s/ Jaime Gallagher                         BY:  /s/ []Illegible]
---------------------------------              ---------------------------------

                                            PREMIER DESIGN, LTD.


/s/ G. Scott   [Illegible]                  BY: /s/
---------------------------------              ---------------------------------

                                   AMENDMENT
                                       TO
                      MANUFACTURING REQUIREMENTS AGREEMENT


This Amendment to the Manufacturing Requirements Agreement of 28 January 1994, is made this 30th day of December 1994, by and between Tasty Fries, Inc. ("TFI"), formerly known as ADELAIDE HOLDINGS, INC., and PREMIER DESIGN, LTD. ("PDL").

                                   WITNESSETH

WHEREAS, the parties above mention entered into a Manufacturing Requirements Agreement dated 28 January 1993 (hereinafter called the "MRA"), wherein TFI contracted with PDL to refine and finish its French Fries Vending Machine/AVM-93 and make it manufacturable and ready for marketing; and

Whereas, PDL engaged in extensive engineering and design studies of the AVM-93, as a result of which it was determined that the unit could not be made reliable and manufacturable. These conclusions were confirmed to TFI on or about 27 February 1994 in an Engineering Survey of the AVM-93.

WHEREAS, as a result of this conclusion TFI and PDL agreed that PDL would endeavor to design a completely new machine using state of the art electronics, engineering and design features that would be acceptable to TFI; and

WHEREAS, PDL proceeded to develop in its professional capacity a reliable, commercially manufacturable French Fries Vending Machine, said machine bearing no significant conceptional, mechanical, electrical or engineering similarity to the AAVEM-93, save that it is designed around the dehydrated potato pellets specified by TFI; and,


                                       (1)

WHEREAS, PDL has advised TFI that it is now prepared to make a series of pre-production units (ten, in all) to be used, under PDL's supervision, for Beta Site Testing; and,

WHEREAS, all of the above as proceeded without the parties having amended the original MRA of 28 January 1993, they now desire to reduce to a written form the premises upon which they have proceeded with the development of the new, PDL developed French Fries Vending Machine.

NOW THEREFORE, incorporating the foregoing history herein, the parties intending to be legally bound hereby amend, clarify and, where appropriate, supersede the 28 January 1993 MRA in the following particulars:

       (1) PDL agrees to provide the Ten (10) Beta Site Test units at a cost of Thirty Five Thousand Dollars ($35,000.00) per unit payable under the following agreed terms per the 28 January 1993 MRA.

       PDL agrees that it will field test the French Fries Vending Machines for TFI and, upon the results being deemed satisfactory to TFI, is prepared to engage in the manufacture of this French Fries Vending Machine exclusively for TFI.

       It is understood that the first Five Hundred (500) units to be manufactured will be sold to TFI at a price of Seven Thousand Dollars per unit (generally in accordance with paragraph 3 (A) of the MRA but without the additional provision for "development costs" amortization). Premier Design Ltd. Agrees to commence delivery of production units within 180 days after receipt of purchase order. Payment for machines from Tasty Fries, Inc. to PDL will be in accordance with the original MRA.

       Minimum order for French Fries Machines is One Hundred (100) units per month. From time to time, PDL and TFI may choose to amend the Minimum Order Quantity.

       After Five Hundred (500) units the price for the machines will be cost plus 20%.


                                      (2)

       (2) The parties agree that any Patents (US and Foreign) obtained on the French Fries Vending Machine and/or any aspects thereof, shall be held in the joint names of TFI and PDI. It is agreed, however, that prior to TFI's name being added to the Patents (currently on Application), PDL will provide TFI with an audited accounting of the development costs.

       Subsequent to receipt of same, TFI will tender to PDL a sum equal to Twenty Five Per Cent (25%) thereof; subsequent payments to be made within a twelve month period of an additional Twenty Five Per Cent (25%) (50% of total development cost.) It is understood that Tasty Fries has a credit toward payment of development costs in the amount of Thirty-Seven Thousand Five Hundred (37,500.00) Dollars.

       During the life of the Patents, no Royalties for the use of the technology will pass from TFI to PDL or from PDL to TFI. However, should the parties, jointly, elect to license any part of the Patented technology to a third party for their own use, than, any Royalties earned from such Licensing shall be shared equally by PDL and TFI.

       (3) PDL agrees that, it will, in conjunction with TFI seek independent bids on the manufacture of the French Fries Vending Machine. At the same time, PDL will commence a cost evaluation to determine savings to be achieved through molding, extruding and casting.

       (4) The parties further agree that should a manufacturer provide a bid that the parties deem proper and economical, PDL has the right to purchase units from said bidder/manufacturer and to add its Twenty Per Cent (20%) mark-up to said price for sale to TFI. At all times, PDL remains responsible for Quality Control on all units delivered to TFI.

       (5) PDL asserts that it is in the process of obtaining UL and NAMA certification of the French Fries Vending Unit, and, that its development responsibilities will not have been fulfilled until such certifications have been obtained.


                                      (3)

       (6) Such interest as either party may hold in the Patents, as and when issued, is not assignable without the prior written consent of the other party.

       (7) It is agreed that TFI can not license any manufacturer to build the French Fry Vending Machine (Domestic or International) without written consent from PDL.

       (8) In all regards other than as may be modified hereby, amended or be inconsistent herewith, the MRA of 28 January 1993 is reaffirmed.

       (9) Notices, if required, shall be given in writing by Certified Mail, Return Receipt Requested, as follows


                              TO:  Tasty Fries, Inc.
                                   650 Sentry Parkway - Suite One
                                   Blue Bell, PA  19422
                                   ATT:  Edward C. Kelly, President

                              TO:  Premier Design, Ltd.
                                   100 Park Avenue
                                   Warminster, PA 18974
                                   ATT:  Harry W. Schmidt, President


                                      (4)

IN WITNESS WHEREOF, the parties have signed this amendment on the date first hereinabove written.

WITNESS: /s/ Karl E. Barlow             TASTY FRIES, INC.
        ----------------------------

                                        BY: /s/ Edward C. Kelly           (SEAL)
         /s/                               -------------------------------
        ----------------------------       EDWARD C. KELLY
                                           PRESIDENT


                                        BY: /s/ Gary J. Arzt              (SEAL)
                                           -------------------------------
                                           GARY J. ARZT
                                           CHAIRMAN OF THE BOARD


                                        PREMIER DESIGN, LTD.


                                        BY: /s/ Harry W. Schmidt          (SEAL)
                                           -------------------------------
                                           HARRY W. SCHMIDT
                                           PRESIDENT


                                      (5)